Exhibit 10.4

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of February 28, 2019, and is entered into by and between CALAVO GROWERS, INC., a California corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S  S E T H

WHEREAS, pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 14, 2016 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make credit extensions available to the Loan Parties; and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions stated herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.          Amendments to Credit Agreement.

(a)         Amendment to Section 1.01 – New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Agricola” means Agricola Don Memo, S.A. de C.V., a Mexican corporation.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Existing Joint Ventures” means FreshRealm and Agricola.

“FreshRealm” shall mean Freshrealm, LLC, a Delaware limited liability company.

(b)         Amendment to Section 1.01 – Amended Definition.  The definition of “Material Subsidiary” as set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Material Subsidiary” means any Domestic Subsidiary of the Borrower that, together with its Subsidiaries, (a) has total assets (including equity interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 20% of the total assets of the Borrower and its Subsidiaries, on a Consolidated basis as of the end of the most recent four

 (4) fiscal quarters; and (b) has total gross profit of equal to or greater than 20% of the total gross profits of Borrower and its Subsidiaries, on a Consolidated basis as of the end of the most recent four (4) fiscal quarters; provided, that at no time shall any Existing Joint Venture be deemed to be a Material Subsidiary unless otherwise agreed to by Borrower and Administrative Agent.

(c)         Amendment to ARTICLE V.  The following is hereby added to the Credit Agreement as a new Section 5.24:

5.24      Know Your Customer.  Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

(d)         Amendment to ARTICLE VI.  The following is hereby added to the Credit Agreement as a new Section 6.01(d):

Exclusion of Financial Results of FreshRealm.  Notwithstanding anything else stated in this Agreement, at no time or event shall the financial statements, condition, results or otherwise the financial status of FreshRealm (collectively, the “FreshRealm Financials”), regardless of whether FreshRealm shall be considered a Subsidiary, be calculated as a part of and/or included in the financial reporting, condition, calculations or covenants (collectively, “Loan Party Reporting”) set forth in this Agreement with respect to the Borrower, the Loan Parties or their respective Subsidiaries, and the parties hereto agree that any and all financial information provided to Administrative Agent (including, but not limited to, calculations set forth in the Compliance Certificate) to allow Administrative Agent to calculate any Loan Party Reporting requirements hereunder or otherwise shall be provided in the manner required by the Credit Agreement, but shall exclude the FreshRealm Financials.

(e)         Amendment to Section 7.03.

(i)          Clause (b) of Section 7.03 of the Credit Agreement is hereby deleted and replaced in its entirety with the following clause (b):

(b)         (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties (excluding any Existing Joint Venture), (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments in the form of loans and advances by the Loan Parties to Foreign Subsidiaries (excluding any Existing Joint Venture) to finance Capital Expenditures not exceeding $20,000,000 in the aggregate in any fiscal year of Borrower, and (v) so long as no Default has occurred and is continuing or would result from such Investment, Investments in the form of short term loans and advances by the Loan Parties to Subsidiaries of Borrower that are not Loan

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Parties (excluding any Existing Joint Venture) to finance operations in an aggregate amount invested not to exceed $20,000,000 at any time;

(ii)         Clause (f) of Section 7.03 of the Credit Agreement is hereby deleted and replaced in its entirety with the following clause (f):

(f)         Permitted Acquisitions (other than of Foreign Subsidiaries held directly or indirectly by a Foreign Subsidiary which Investments are covered by Section 7.03(b)(iv) and Investments in any Existing Joint Venture), which Investments are covered by Section 7.03(l));

(iii)       Clauses (j) and (k) of Section 7.03 of the Credit Agreement are hereby deleted and replaced in their entirety with clauses (j), (k), (l) and (m) as follows:

(j)          Investments made by Borrower in Existing Joint Ventures prior to January 31, 2019;

(k)         so long as no Default has occurred and is continuing or would result from such Investment, Investments in the form of advances or equity Investments in third parties, including, but not limited to, joint ventures (excluding the Existing Joint Ventures) and non-wholly owned Subsidiaries, not to exceed $10,000,000 in the aggregate at any time;

(l)          so long as no Default has occurred and is continuing or would result from such Investment, Investments in the form of advances or equity Investments in Existing Joint Ventures made after January 31, 2019, not to exceed $23,000,000 in the aggregate at any time; and

(m)        other Investments not contemplated by the above provisions not exceeding $5,000,000 in the aggregate at any time.

3.          Conditions Precedent.  This Amendment and the obligations of Administrative Agent and the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Administrative Agent in its sole discretion:

(a)         Receipt by Administrative Agent of a fully-executed original of this Amendment;

(b)         the Borrower shall have paid to Administrative Agent all costs and expenses owed to and/or incurred by the Administrative Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs);

(c)         if requested by any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

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(d)         any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower and the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; and

(e)         the Administrative Agent shall have received such other documents, certificates and information that the Administrative Agent shall require each in form and substance satisfactory to the Administrative Agent in its reasonable credit judgment.

4.          Reaffirmation of Representations and Warranties.  Each Loan Party represents and warrants that after giving effect to this Amendment, the representations and warranties made by each obligor set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

5.          Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

6.          Reaffirmation of Security Interests.  Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7.          No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8.          Counterparts; Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9.          Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California (without regards to principles of conflict of laws which would defer to the laws of another jurisdiction as governing).

10.         Jury Trial Waiver; California Judicial Reference.  To the fullest extent permitted by applicable law, each of the parties hereto waives its right to trial by jury in any proceeding or dispute of any kind relating to this Amendment or the other Loan Documents, Obligations or Collateral.  Without limiting the applicability of any other section of this Amendment, Section 11.16 and Section 11.17 of the Credit Agreement are hereby incorporated by this reference and shall apply to any action, proceeding, claim or controversy arising out of this Amendment.

11.        Total Agreement.  This Amendment, the Credit Agreement, and all other Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CALAVO GROWERS, INC.,
a California corporation

By:
Name:
Title:

[Signature Pages Continue]

SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A.,
as Lender, Non-Patronage Lender, L/C Issuer and Swingline Lender

By:
Name:
Title:

LENDERS:	FARM CREDIT WEST, PCA
as a Lender and Patronage Lender

By:
Name:
Title:

SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page

GUARANTOR ACKNOWLEDGMENT AND CONSENT

Guarantor hereby expressly: (a) consents to the execution by Borrower, Administrative Agent and Lenders of this Amendment; (b) acknowledges that the “Guaranteed Obligations” (as defined in the Credit Agreement) includes all of the obligations and liabilities owing from time to time by the Borrower under and/or in connection with the “Loan Documents” including, but not limited to, the obligations and liabilities of Borrower to Lenders under and pursuant to the Credit Agreement, as amended from time to time; (c) acknowledges that the Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of Borrower under the Credit Agreement or the Guarantor under the Guaranty (as defined in the Credit Agreement); (d) reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions that are contained in the Guaranty; and (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, Administrative Agent shall not in any manner whatsoever (i) impair or affect the liability of the Guarantor, (i) prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of Administrative Agent at law, in equity or by statute, against the Guarantor, and/or (ii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Administrative Agent or any Lender by the Guarantor.

AGREED TO AND ACCEPTED BY:

GUARANTOR:	RENAISSANCE FOOD GROUP, LLC,
a Delaware limited liability company

By:
Name:
Title:

GUARANTOR ACKNOWLEDGMENT AND CONSENT TO
SECOND AMENDMENT TO CREDIT AGREEMENT
Signature Page